Exhibit 10.12

CONTRACT ADDENDUM

This Contract Addendum (the “Third Addendum”) is made on this 29 day of Dec 2024.

BETWEEN:	GCL Global Pte. Ltd. (formerly known as LUDUS ASIA PTE LTD) (UEN: 202125922H), a company incorporated in the Republic of Singapore and having its registered office at:

29 Tai Seng Avenue, #02-01 Natural Cool Lifestyle Hub, Singapore 534119 (“Purchaser”),

AND:	The persons whose names and addresses are set out in Schedule 1 (together the “Vendors” and each a “Vendor”)

each a “Party” and collectively the “Parties.”

RECITALS

A.	The Parties entered into a Sales and Purchase Agreement contract dated 31 July 2022 which has been amended on 31 July 2022 and 17 October 2023 (the “SPA”).

B.	The Parties wish to amend the SPA as set out in this Third Addendum with effect from the date first written above (the “Variation Date”).

C.	This Third Addendum is the third amendment to the SPA following the first amendment to the SPA via the first contract addendum dated 31 July 2022 (the “First Amendment”) and the second contract addendum dated 17 October 2023.

1.	AMENDMENTS

1.1.	In consideration of the mutual promises set out in this Third Addendum, the parties agree to amend the SPA as set out below.

1.2.	With effect from the Variation Date, Parties agree to amend Clauses 2.3, 2.4 and Schedule 4 of the SPA by replacing those clauses in their entirety as follows:

1.2.1.	“Clause 2.3 [deleted]”

1.2.2.	“Clause 2.4 The Parties agree that the Tranche 2 Consideration shall be comprised of and paid in 2 sub-Tranches as follows:

(a) a cash payment in the amount of US$ 300,000.00 (to be paid equally to all three Vendors”) by 31 December 2024; and

(b) the allotment and issuance of shares in the Listco amounting to the remaining consideration of US$ 2,633,450.00 (the “Tranche 2B Consideration Shares”) on the date specified in Schedule 4.”

1.2.3.	“Clause 2.5 The number of Consideration Shares to be allotted and issued for the Tranche 2B Consideration Shares, shall be fixed at the initial public offer issue price of Listco multiplied by the Listco’s market capitalisation upon Listing and divided by US$339,000,000.”

Third Addendum	Page 1 of 4

1.2.4.	The Schedule 4: Consideration Schedule shall be amended and substituted by the revised table below:

Tranche	Milestone	Consideration (US$)	Cash Consideration Percentage	Consideration Shares Percentage	Gross Revenue Target (US$)	NPAT Target (US$)
1	At Completion	6,550.00	100%	0%	Not Applicable	Not Applicable
2A	By 31 December 2024	300,000.00	100%	0%	Not Applicable	Not Applicable
2B	Upon Listing	2,633,450.00	0%	100%	Not Applicable	Not Applicable
3	Within 30 days after the Target’s Audited Financial Statement for FY2023 is submitted to the Purchaser	800,000.00	67%	33%	19,400,000.00	714,272.65
4	Within 30 days after Audited Financial Statement for FY24 is submitted to Purchaser	1,000,000.00	100%	0%	31,072,772.50	893,200.97
5	Within 30 days after Audited Financial Statement for FY25 is submitted to Purchaser	1,320,000.00	0%	100%	37,852,286.50	1,238,956.16
Total		6,120,000.00

2.	NO OTHER CHANGES

2.1.	Except as otherwise expressly provided in this agreement, all of the terms and conditions of the SPA remain unchanged and in full force and effect.

Third Addendum	Page 2 of 4

3.	MISCELLANEOUS TERMS

3.1.	Capitalized terms not otherwise defined in this agreement will have the meanings ascribed to them in the SPA. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. No regard for gender is intended by the language in this agreement.

3.2.	This agreement may be executed by the Parties hereto in separate counterparts, each and all of which when so executed and delivered to the Parties by facsimile, or by electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties hereto.

4.	GOVERNING LAW AND JURISDICTION

4.1.	This agreement shall be construed and enforced in accordance with the laws of the Republic of Singapore.

4.2.	Any dispute, whether contractual or not, arising out of or in connection with this agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration tribunal shall consist of 1 arbitrator to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English.

Third Addendum	Page 3 of 4

IN WITNESS WHEREOF this agreement has been entered into on the date stated at the beginning.

Signed by CHOO SEE WEE	)

for and on behalf of	)

GCL Global Pte. Ltd	)	/s/ CHOO SEE WEE

(Formerly known as LUDUS ASIA PTE. LTD.))

in the presence of [Catherine Choo]	)	/s/ Catherine Choo

Signed by JOSEPH THOMAS VAN HEESWIJK	)	/s/ JOSEPH THOMAS VAN HEESWIJK

in the presence of [Renata Nogueria]	)	/s/ Renata Nogueria

Signed by SHAUN AMAH GOZO-HILL	)	/s/ SHAUN AMAH GOZO-HILL

in the presence of [Steve Gozo Hill]	)	/s/ Steve Gozo Hill

Signed by WONG WAN PING MARIO	)	/s/ WONG WAN PING MARIO

in the presence of [Wong Wan Tsan]	)	/s/ Wong Wan Tsan

Third Addendum	Page 4 of 4